
WR HAMBRECHT+CO
Reg A+ Initial Public Offering
Upcoming Offering
Aperion Biologics, Inc.
APERION™
BIOLOGICS
Learn More


WR HAMBRECHT+CO
Reg A+ Initial Public Offering
Upcoming Offering
Aperion Biologics, Inc.
APERION™
BIOLOGICS
Learn More